POWER OF ATTORNEY
I hereby constitute and appoint each of Douglas J. Cropsey, Jonathan E. Osgood,
Victoria Pool, and David J. Witten as my true and lawful attorney-in-fact, effective immediately, to:
1.	Do anything on my behalf that is necessary or desirable to prepare, complete, and file Forms 3, 4, 5, and 144, and any amendment to those Forms, with the
United States Securities and Exchange Commission ("SEC") and any stock exchange or similar authority, and any other documents required of me under Section 16 of the Securities Exchange Act of 1934, as Amended ("Section 16"), or Rule 144
under the Securities Act of 1933 ("Rule 144"), including completing and executing a Uniform Application for Access Codes to File on Edgar on Form ID;
2.	Execute such Forms or other documents or any amendments to those Forms or other documents for me in my name and file such Forms and amendments with the
SEC and any stock exchange or similar authority as required by law or rule on my behalf; and
3.	Take any other action in connection with those Forms or other documents or amendments that may be legally required or appropriate, in the opinion of the attorney-in-fact taking the action.
I give each attorney-in-fact the power and authority to do anything that is required or appropriate in using his or her powers as attorney-in-fact, to the extent that I could act if I were personally present, with full power of substitution.  I agree to, ratify, and confirm everything these attorneys-in-fact (including substitutes for them) do under this Power of
Attorney that is consistent with its terms.  I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is Ford Motor Company (the "Company") assuming, any of my responsibilities to comply with Section 16 or Rule 144.
This Power of Attorney shall remain in effect until I have notified you in writing of its termination or it is superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date; provided that, in the event any attorney-in-fact listed herein ceases to be an employee of the Company, this Power of Attorney shall cease to have effect in relation to such attorney-in-fact upon such cessation but shall continue to be in full force and effect in relation to any remaining attorney-in-fact.


Signed: /s/Peter C. Stern
	          Peter C. Stern

July 24, 2023